Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Horsehead Holding Corp. (the “Company”) for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned chief executive officer and chief financial officer of the Company certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document

/s/ James M. Hensler	/s/ Robert D. Scherich

James M. Hensler	Robert Scherich
Chief Executive Officer	Chief Financial Officer
Date: March 16, 2009	Date: March 16, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Horsehead Holding Corp. and will be retained by Horsehead Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.